EXHIBIT 10.1
AMENDMENT TO CONSULTING AGREEMENT
    This AMENDMENT TO CONSULTING AGREEMENT (the “Amendment”) is entered into as of December 19, 2023 by and between NACCO Industries, Inc. (the “Company”) and Alfred M. Rankin, Jr. (“Consultant”).
WITNESSETH:
WHEREAS, the Company currently engages Consultant pursuant to the terms and conditions of the Consulting Agreement dated October 1, 2017 (the “Consulting Agreement”);
WHEREAS, Consultant has specialized expertise and knowledge regarding the mining industry, played a lead role and contributed significantly to the development and execution of the Company’s prior successful diversification strategies, and has significant experience in large scale strategic corporate transformation programs;
WHEREAS, Consultant will continue to serve as the Chairman of the Board of Directors of the Company and the Company also wishes to retain the services of Consultant to provide support to the executive management team of the Company, including the President and Chief Executive Officer;
WHEREAS, the Consulting Agreement was previously amended to change the term of the agreement from October 1 -September 30 to January 1 to December 31; and
WHEREAS, the Consulting Agreement was further amended to lower the consulting fees from $500,000 per year to $250,000 per year; and
WHEREAS, the Company and Consultant desire to amend the Consulting Agreement effective January 1, 2024 to modify the consulting fees set forth therein, as provided in greater detail below.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto memorialize their understanding and agree as follows:
AGREEMENT
1.    Compensation. Section 3(a) of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:
3.    (a)    Consulting Fees. For consulting services rendered under this Agreement, the Company shall pay Consultant a monthly consulting fee of $16,666.67. Such amount shall be paid to Consultant, in arrears, in the form of a single lump sum payment within ten (10) business days following the end of each calendar month during the Term.
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    EXECUTED on the dates indicated below.

NACCO INDUSTRIES, INC.

Date: December 19, 2023        By: /s/ J.C. Butler
                    Printed Name:    J.C. Butler
                    Title: President & CEO of NACCO Industries

Date: December 19, 2023        ALFRED M. RANKIN, JR.
By: /s/ Alfred M. Rankin, Jr.

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